UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) September 16, 2009
United Western Bancorp, Inc.

(Exact Name of Registrant as Specified in Its Charter)
Colorado

(State or Other Jurisdiction of Incorporation)

0-21231	84-1233716

(Commission File Number)	(IRS Employer Identification No.)

700 Seventeenth Street, Suite 2100
Denver, Colorado	80202

(Address of Principal Executive Offices)	(Zip Code)
(303) 595-9898

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On September 16, 2009, United Western Bancorp, Inc. (the “Company”) and United Western Bank (the “Bank”), a wholly owned subsidiary of the Company, entered into an underwriting agreement (the “Underwriting Agreement”) with Sandler O’Neill & Partners, L.P., as representative of the several Underwriters named in Schedule I to the Underwriting Agreement (the “Underwriters”), relating to the sale of 20,000,000 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), plus up to an additional 3,000,000 shares of Common Stock if the Underwriters exercise their 30-day option to purchase additional shares to cover over-allotments, if any, at a public offering price of $4.00 per share. The transactions contemplated by the Underwriting Agreement are expected to close on September 22, 2009. The net proceeds to the Company from this offering, after deducting underwriting discounts and commissions but before estimated offering expenses, are expected to be approximately $75.2 million (or approximately $86.5 million if the Underwriters exercise their over-allotment option in full).
     The Underwriting Agreement contains customary representations, warranties, and conditions to closing. The Company and the Bank have also agreed to indemnify the Underwriters against certain liabilities, including civil liabilities under the Securities Act of 1933, as amended, or to contribute to payments that the Underwriters may be required to make in respect of those liabilities. Subject to specified exceptions, the Company and each of its directors and officers also agreed not to make an offer, sale, short sale, or other similar disposition of shares of common stock or other securities convertible into or exchangeable or exercisable for shares of common stock for 90 days after September 16, 2009 without first obtaining the written consent of Sandler O’Neill & Partners, L.P.
     The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is attached hereto as Exhibit 1.1 and is incorporated by reference into this Item 1.01.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.
1.1	Underwriting Agreement dated September 16, 2009, by and among United Western Bancorp, Inc., United Western Bank, and Sandler O’Neill & Partners, L.P.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 17, 2009	UNITED WESTERN BANCORP, INC.
	By:	/s/ Michael J. McCloskey
	Name:	Michael J. McCloskey
	Title:	Executive Vice President and General Counsel

EXHIBIT INDEX
1.1	Underwriting Agreement dated September 16, 2009, by and among United Western Bancorp, Inc., United Western Bank, and Sandler O’Neill & Partners, L.P.